FS-13


                            Interstate Power Company
                                 Balance Sheet
                              As of June 30, 2000

                                     ASSETS

Utility Plant in Service:
     Electric                                            $   927,476,535
     Gas                                                      75,971,087
     Other                                                     5,522,338
     Less: Accum. Depreciation                              (515,490,755)
                                                       ------------------
          Total Net Plant in Service                         493,479,205
     Construction Work in Progress                            21,044,934
                                                       ------------------
          Total Utility Plant, Net                           514,524,139

Other Property, Plant & Equipment                                251,278

Investments:
     Cash Surrender Value of Life Insurance                    2,037,572
     Other Investments                                         4,670,824
                                                       ------------------
          Total Investments                                    6,708,396

Current Assets:
     Cash                                                      2,234,314
     Customer Accounts Receivable                             25,425,207
     Allowance for Doubtful Accounts                          (1,082,334)
     Accrued Utility Revenue                                   7,860,566
     Notes Receivable - Current                                  387,432
     Accounts Receivable - Intercompany                          701,161
     Other Accounts Receivable                                 2,333,454
     Production Fuel                                          21,362,491
     Materials & Supplies                                      5,710,466
     Gas in Storage                                            1,288,142
     Regulatory Assets - Current                              10,878,169
     Cash on Deposit with Trustee                                764,971
     Prepayments and Other                                     3,398,496
                                                       ------------------
          Total Current Assets                                81,262,535

Other Assets:
     Regulatory Assets - Long Term                            54,041,355
     Notes Receivable - Non-Current                            1,013,333
     Unamortized Debt Expense                                  5,313,664
     Deferred Charges and Other                                  201,675
                                                       ------------------
          Total Other Assets                                  60,570,027
                                                       ------------------

Total Assets                                             $   663,316,375
                                                       ==================


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                            Interstate Power Company
                                 Balance Sheet
                              As of June 30, 2000

                         CAPITALIZATION AND LIABILITIES

Capitalization:
     Common Stock                                        $   133,166,645
     Paid- In-Surplus                                          9,773,411
     Retained Earnings                                        76,096,448
                                                       ------------------
          Total Common Equity                                219,036,504
     Preferred Stock (Optional Sinking Fund)                  10,819,050
     Preferred Stock (Mandatory Sinking Fund)                 24,611,798
     Long-Term Debt                                          170,356,816
     Advances from Associated Companies                        2,917,858
                                                       ------------------
          Total Capitalization                               427,742,026

Current Liabilities:
     Notes Payable to Associated Companies                    50,108,274
     Capital Lease Obligations - Current                          13,814
     Accounts Payable                                         11,164,556
     Accounts Payable - Associated Companies                   9,199,858
     Accrued Payroll and Vacation                              2,557,289
     Accrued Interest                                          2,513,122
     Accrued Income Taxes                                        845,228
     Accrued Other Taxes                                      12,769,929
     Environmental Liabilities                                 1,510,990
     Energy Adjustment Clause Balance                          2,409,504
     Other Current Liabilities                                 3,119,215
                                                       ------------------
                                                              96,211,779

Deferred Credits and Other Liabilities
     Accumulated Deferred Income Taxes                        90,025,932
     Accumulated Deferred Investment Tax Credits              13,346,475
     Pension and Other Benefit Obligations                     9,914,263
     Capital Lease Obligations - Non-Current                      59,205
     Environmental Liabilities                                14,863,458
     Customer Advances for Construction                          422,313
     Other Long-Term Liabilities                              10,730,924
                                                       ------------------
          Total Deferred Credits and Other Liabilities       139,362,570
                                                       ------------------

Total Capitalization and Liabilities                     $   663,316,375
                                                       ==================